PROXY

                          TOUCHSTONE GROWTH/VALUE FUND
                                       OF
                        TOUCHSTONE VARIABLE SERIES TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                 April 18, 2003

         KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Touchstone Growth/Value Fund of Touchstone Variable Series Trust (the "Trust") hereby appoints [NAMES], or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Fund to be held on April 18, 2003, at the offices of the Trust, 221 East Fourth Street, Suite 300, Cincinnati, Ohio 45202, at 10:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby Touchstone Large Cap Growth Fund, a series of Touchstone Variable Series Trust, will (i) acquire all of the assets of Touchstone Growth/Value Fund, a series of the Trust; and (ii) assume all of the liabilities of the Trust's Touchstone Growth/Value Fund.

         FOR  [    ]       AGAINST  [     ]        ABSTAIN  [      ]

         Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                   Dated:                              , 2003
                                         ------------------------------

                                   Western-Southern Life Assurance Company
                                   Name of Insurance Company


                                   Name and Title of Authorized Officer


                                   Signature of Authorized Officer

TOUCHSTONE GROWTH/VALUE FUND

Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Fund:
Western-Southern Life Assurance Company
Separate Account I


                    EVERY CONTRACT OWNER'S VOTE IS IMPORTANT!

                    PLEASE SIGN, DATE AND RETURN YOUR VOTING
                               INSTRUCTIONS TODAY!

     VOTING INSTRUCTIONS TO WESTERN-SOUTHERN LIFE ASSURANCE COMPANY FOR THE SPECIAL MEETING OF SHAREHOLDERS OF TOUCHSTONE VARIABLE SERIES TRUST
                       TO BE HELD ON APRIL 18, 2003
                   VOTING INSTRUCTIONS SOLICITED ON BEHALF OF
                     WESTERN-SOUTHERN LIFE ASSURANCE COMPANY

The undersigned hereby instructs Western-Southern Life Assurance Company (the "Insurance Company") to vote all shares of the Touchstone Growth/Value Fund of Touchstone Variable Series Trust (the "Trust") and represented by units held by the undersigned at a special meeting of shareholders of the Trust to be held at 10:00 a.m., local time, on April 18, 2003, at the offices of the Trust, 221 East Fourth Street, Suite 300, Cincinnati, Ohio 45202 and at any adjournment thereof, as indicated on the reverse side. In its discretion, the Insurance Company is authorized to vote upon such other matters as may properly come before the meeting.

               ----------------------------------------------------------------
               You may also give voting instructions by telephone:

               o        Call toll free 1-800-_______.

               o        Enter your control number (found below)

               o        Follow the simple instructions


               CONTROL NUMBER - 999 9999 9999 999
               -----------------------------------------------------------------

         RECEIPT OF THE NOTICE(S) OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT(S), AS APPLICABLE, IS HEREBY ACKNOWLEDGED.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS CARD. When signing as attorney, executor, administrator, trustee, guardian, or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.


                                                Signature


                                                Signature (if held jointly)


                                                Date

                            (Please see reverse side)

   UNITS HELD ON BEHALF OF THE CONTRACT  OWNER WILL BE VOTED AS INDICATED
    BELOW OR FOR ANY PROPOSAL FOR WHICH NO CHOICE IS INDICATED.


IF THIS INSTRUCTION CARD IS SIGNED AND RETURNED AND NO SPECIFICATION IS MADE, THE INSURANCE COMPANY SHALL VOTE FOR ALL THE PROPOSALS. IF THIS INSTRUCTION CARD IS NOT RETURNED OR IS RETURNED UNSIGNED, THE INSURANCE COMPANY SHALL VOTE YOUR SHARES IN THE SAME PROPORTION AS IT VOTES THE SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS.


PLEASE VOTE BY FILLING IN THE APPROPRIATE BOXES BELOW.  EXAMPLE:  |X|


PORTFOLIO                                            UNITS
Touchstone Growth/Value Fund


THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:
                                        ---


         1. To approve an Agreement and Plan of Reorganization whereby Touchstone Large Cap Growth Fund, a series of the Trust, will (i) acquire all of the assets of Touchstone Growth/Value Fund, a series of the Trust, and (ii) assume the liabilities of Touchstone Growth/Value Fund, substantially as described in the accompanying Prospectus/Proxy Statement.


Mark|_| To Vote FOR; or |_| To Vote AGAINST; or |_| To ABSTAIN From Voting.





   IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE BEFORE MAILING OR FAXING